EXHIBIT 4

Form of Shares Certificate of Common Shares

INCORPORATED UNDER THE LAWS OF

OHIO

NUMBER	SHARES

103091

CONSUMERS BANCORP, INC.

Common Stock

This Certifies that                          is the owner of             fully paid and non-assessable shares of CONSUMERS BANCORP, INC. transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated

President	Chairman

CONSUMERS
BANCORP, INC.

CERTIFICATE
FOR

SHARES
OF
COMMON STOCK

ISSUED TO

Dated

     For Value Received,                                                  hereby sell, assign and transfer unto

of the Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                 attorney to transfer the said shares on the books of the within named Corporation, with full power of substitution in the premises

     Dated

          In the presence of                                                                                                Share Holder

                                                            Medallion Signature Guarantee Required

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT, OR ANY COURSE WHATEVER.